Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-134392, 333-143054, and 333-167888) and Forms S-3 (Nos. 333-130680 and 333-138244) of Sajan, Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC) of our report dated March 30, 2011, relating to the financial statements, which appears on page 33 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
March 30, 2011